Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-140389 of Western Alliance Bancorporation on Form S-4 of our report, dated February 10, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such proxy statement/prospectus.

/s/ McGLADREY & PULLEN, LLP

Las Vegas, Nevada
February 20, 2007